UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2009 (February 9, 2009)

LUMINEX CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-30109 (Commission File Number)	74-2747608 (I.R.S. Employer Identification No.)

12212 TECHNOLOGY BLVD., AUSTIN, TEXAS (Address of principal executive offices)	78727 (Zip Code)
(512) 219-8020
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
On February 9, 2009, a filing agent, Bowne of Nashville, mistakenly submitted a Form 8-K and a Form 10-Q filing for Luminex Corporation (CIK: 0001033905) that were actually intended for First Acceptance Corporation (CIK: 1017907). The incorrect CIK was inserted into the documents submitted to the SEC by Bowne of Nashville which caused these filings to be erroneously listed as filings by Luminex Corporation. These filings were submitted in error and they should be disregarded. On February 10, 2009, Luminex Corporation submitted correspondence to the SEC, requesting that the Form 8-K and form 10-Q filed and accepted under the accession numbers 0000950144-09-000857 and 0000950144-09-000856, respectively, be deleted from the SEC archives as soon as possible. Luminex Corporation has also directed that any secondary information sources which gather information from the SEC also be contacted to delete references to the erroneous filings.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2009	LUMINEX CORPORATION
	By:	/s/ Harriss T. Currie
		Name:	Harriss T. Currie
		Title:	Vice President — Finance and Chief Financial Officer

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